UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)      October 1, 1997
                                                 -------------------------------


                             VISUAL DATA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Florida                     0-22849                     65-0420146
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File           (IRS Employer
 or incorporation)                    Number)                Identification No.)



               1291 SW 29TH Avenue, Pompano Beach, Florida 33069
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)




Registrant's telephone number, including area code       (954) 917-6655
                                                   -----------------------------







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Item 4   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
         --------------------------------------------

On October 1, 1997, the Registrant notified Goldstein Lewin & Co. that they were dismissed as the Registrant's independent auditor.

The Registrant and Goldstein Lewin & Co. have not, in connection with the audit of the Registrant's financial statements for each of the prior two years ended September 30, 1996 and September 30, 1995 and for any subsequent interim period prior to and including September 29, 1997 had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Goldstein Lewin & Co.'s satisfaction, would have caused Goldstein Lewin & Co. to make reference to the subject matter of the disagreement in connection with its reports.

The reports of Goldstein Lewin & Co. on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Registrant's board of directors.

On October 1, 1997, the Registrant appointed Arthur Andersen LLP its independent accountant and Arthur Andersen LLP accepted such appointment.

The Registrant has not consulted with Arthur Andersen on the application of accounting principles to any completed or proposed transaction or on the type of audit opinion that might be given.


Item 7  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS
        -----------------------------------------------------------------

(c)   Exhibits:

      (1) Letter of Goldstein Lewin & Co. pursuant to Item 304(a)(3) of Regulation S-B



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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          VISUAL DATA CORPORATION
                                                (Registrant)



Date:  October 1, 1997                By:   /s/ Randy S. Selman
                                      ------------------------------------------
                                      Randy S. Selman
                                      President, Chief Executive Officer and
                                      Acting Chief Financial Officer